Exhibit 99.1

Aterian Announces Fabrice Hamaide’s Departure

Joe Risico to head European M&A in the interim

New York, July 7, 2021 – Aterian, Inc. (Nasdaq: ATER) (“Aterian” or the “Company”) announced today that effective June 30, 2021, Fabrice Hamaide’s contract with the Company terminated. Mr. Hamaide served as General Manager and Head of M&A, Europe. “I want to thank Fabrice for his service to Aterian and wish him well in his future endeavors” said Yaniv Sarig, Co-founder and CEO of Aterian. “In the interim, Joe Risico, Chief Legal Officer and Head of M&A, U.S., will assume all responsibilities related to our European M&A activities. We are currently pursuing opportunities domestically and abroad as part of our M&A efforts and will share any developments as they become available.”

About Aterian, Inc.

Aterian, Inc. (Nasdaq: ATER), is a leading technology-enabled consumer products platform that builds, acquires, and partners with best-in-class e-commerce brands by harnessing proprietary software and an agile supply chain to create top selling consumer products. The Company’s cloud-based platform, Artificial Intelligence Marketplace Ecommerce Engine (AIMEE™), leverages machine learning, natural language processing and data analytics to streamline the management of products at scale across the world’s largest online marketplaces, including Amazon, Shopify and Walmart. Aterian has thousands of SKUs across 14 owned and operated brands and sells products in multiple categories, including home and kitchen appliances, health and wellness, beauty and consumer electronics.

Forward Looking Statements

All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements.

These forward-looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to our acquisition strategy, including our ability to pursue opportunities domestically and abroad; those related to our ability to create operating leverage and efficiency when integrating companies that we acquire, including through the use of our team’s expertise, the economies of scale of our supply chain and automation driven by our platform; those related to our ability to grow internationally and through the launch of products under our brands and the acquisition of additional brands; those related to the impact of COVID-19, including its impact on consumer demand, our cash flows, financial condition and revenue growth rate; the completion of our customary audit procedures and the audit of any acquired business; our supply chain including sourcing, manufacturing, warehousing and fulfillment; our ability to manage expenses, working capital (including for PPE products) and capital expenditures efficiently; our business model and our technology platform; our ability to disrupt the consumer products industry; our ability to grow market share in existing and new product categories, including PPE; our ability to generate profitability and stockholder value; international tariffs and trade measures; inventory management, product liability claims, recalls or other safety and regulatory concerns; reliance on third party online marketplaces; seasonal and quarterly variations in our revenue; acquisitions of other companies and technologies, our ability to continue to access debt and equity capital (including on terms advantageous to the Company) and the extent of our leverage and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), all of which you may obtain for free on the SEC’s website at www.sec.gov.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contact:

Ilya Grozovsky

Director of Investor Relations & Corp. Development

Aterian, Inc.

ilya@aterian.io

917-905-1699